EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                                    Regarding

          CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED FUND SHARES

                                       of

                     CITIGROUP ALTERNATIVE INVESTMENTS TRUST

                   Tendered Pursuant to the Offer to Purchase
                            Dated September 26, 2006

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
               AT, AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE
              RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT, NEW YORK
            TIME, ON WEDNESDAY, OCTOBER 25, 2006, UNLESS THE OFFER IS
                                    EXTENDED.


           Complete this Notice of Withdrawal of Tender and Return or
                                  Deliver to:

                             CAI Investing Services
                        731 Lexington Avenue, 27th Floor
                               New York, NY 10022


                                Attn: Casey Hogan


                           For additional information:

                              Phone: (212) 783-1031

                               Fax: (212) 783-1044
                                 (212) 783-1058


            You may also direct questions to your financial advisor.

Citigroup Alternative Investments Trust

Ladies and Gentlemen:

         The undersigned wishes to withdraw the previously submitted notice of the undersigned's intent to tender its Shares of the Citigroup Alternative Investments Tax Advantaged Fund Series of Citigroup Alternative Investments Trust (the "Company") for purchase by the Company that previously were submitted by the undersigned in a Notice of Intent to Tender dated ____________. IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS, THE IDENTIFIED SHARES PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE REPURCHASED BY THE COMPANY.

Such tender was in the amount of (specify one):

                   [ ]  All of the undersigned's Shares of the Series.

                   [ ] A portion of the undersigned's Shares of the Series expressed as a specific dollar amount.

                        $_______________

         The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company upon expiration of the tender offer described above.

SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.



-------------------------------------      -------------------------------------
Signature                                  Signature
(SIGNATURE SHOULD APPEAR                   (SIGNATURE SHOULD APPEAR
EXACTLY AS ON YOUR                         EXACTLY AS ON YOUR
SUBSCRIPTION AGREEMENT)                    SUBSCRIPTION AGREEMENT)


-------------------------------------      -------------------------------------
Print Name of Shareholder                  Print Name of Shareholder


-------------------------------------      -------------------------------------
Title (if applicable)                      Title (if applicable)

Date:                                      Date:
         -------------                              -------------